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                                                                    EXHIBIT 23.3


           CONSENT OF RYDER SCOTT COMPANY PETROLEUM CONSULTANTS, L.P.

As independent oil and gas consultants, Ryder Scott Company Petroleum Consultants, L.P. hereby consents to the incorporation by reference in the Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission on or about September 18, 2003, of information from our reserves report dated February 25, 2003, entitled "Estimated Future Reserves and Income Attributable to Certain Leasehold Interests (SEC Parameter) as of December 31, 2002". We also consent to the reference to us under the heading "Experts" in such Registration Statement.



                                 RYDER SCOTT COMPANY PETROLEUM CONSULTANTS, L.P.




Houston, Texas
September 18, 2003